Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated January 30, 2018 (including amendments thereto) with respect to the Common Stock of Resolute Energy Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 30, 2018

LION POINT MASTER, LP

	By:	Lion Point Capital GP, LLC, its General Partner

	By:	/s/ Didric Cederholm
		Name:	Didric Cederholm
		Title:	Manager and Member

LION POINT CAPITAL GP, LLC

By:	/s/ Didric Cederholm
	Name:	Didric Cederholm
	Title:	Manager and Member

LION POINT CAPITAL, LP

By:	Lion Point Holdings GP, LLC, its General Partner

By:	/s/ Didric Cederholm
	Name:	Didric Cederholm
	Title:	Manager and Member

LION POINT HOLDINGS GP, LLC

By:	/s/ Didric Cederholm
	Name:	Didric Cederholm
	Title:	Manager and Member

/s/ Didric Cederholm
DIDRIC CEDERHOLM

/s/ James Freeman
JAMES FREEMAN